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                                                                 EXHIBIT (a)(1)








                          PREMIER MUNICIPAL INCOME FUND

                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------

                                 AUGUST 10, 1999
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                          PREMIER MUNICIPAL INCOME FUND


                            ------------------------


                       AGREEMENT AND DECLARATION OF TRUST


                            ------------------------


         AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, this 10th day of August, 1999, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

         WITNESSETH that

         WHEREAS, this Trust has been formed to carry on the business of an investment company; and

         WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME

         SECTION 1. This Trust shall be known as "Premier Municipal Income Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

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DEFINITIONS

         SECTION 2. Whenever used herein, unless otherwise required by the context or specifically provided:

                  (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

                  (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

                  (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;

                  (d) "Shareholder" means a record owner of Shares;

                  (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

                  (f) The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the applicable meanings given them in the 1940 Act;

                  (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

                  (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

                  (i) The term "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Article III,
         Section 1 hereof; and

                  (j) The term "series" or "series of Shares" refers to the division of Shares representing any class into two or more series as provided in Article III, Section 1 hereof.

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                                   ARTICLE II

                                     PURPOSE

         The purpose of the Trust is to provide investors a managed investment primarily in securities, commodities and debt instruments and other securities and rights of a financial character.

                                   ARTICLE III

                                     SHARES

DIVISION OF BENEFICIAL INTEREST

         SECTION 1. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-Laws. The number of Shares of each class or series authorized shall be unlimited, except as the By-Laws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

OWNERSHIP OF SHARES

         SECTION 2. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

INVESTMENTS IN THE TRUST

         SECTION 3. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the ByLaws from time to time authorize.

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NO PREEMPTIVE RIGHTS

         SECTION 4. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

         SECTION 5. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the By-Laws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-Laws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                   ARTICLE IV

                                  THE TRUSTEES

NUMBER OF TRUSTEES AND TERM OF OFFICE

         SECTION 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 2 of this Article at the time of the decrease. The Board of Trustees shall be divided into three classes. The number of Trustees in each class shall be determined by resolution of the Board of Trustees. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be John
V. Carberry and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Shares pursuant to a public offering, appoint. The term of office of all of the initial Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof, which annual or special meeting shall be called to be held not more than fifteen

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months after Shares are first sold pursuant to a public offering. The term of office of the first class shall expire on the date of the second annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of Shareholders or any special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or a special meeting in lieu thereof, except as provided in
Section 2 of this Article.

VACANCIES; REMOVAL

         SECTION 2. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, any vacancies occurring in the Board of Trustees may be filled by the Trustees if, immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees shall call a meeting of Shareholders for the purpose of electing Trustees. At any meeting called for such purpose and subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, a Trustee may be removed, with or without cause, by vote of seventy-five percent (75%) of the outstanding Shares of the classes or series entitled to vote for the election of such Trustee. By vote of seventy-five percent (75%) of the Trustees then in office, the Trustees may remove a Trustee with or without cause.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

         SECTION 3. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

POWERS

         SECTION 4. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt ByLaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders of one or more classes or series. Subject to the voting power of one or more classes or series of shares as set forth in the By-Laws, the Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their

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number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders, they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         Without limiting the foregoing, the Trustees shall have power and authority:

                  (a) To invest and reinvest cash, and to hold cash uninvested;

                  (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

                  (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                  (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

                  (f) To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

                  (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was

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         held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in Trust;

                  (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

                  (j) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

                  (k) To borrow funds;

                  (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

                  (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors or managers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

                  (n) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts

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         and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

                  (o) To purchase or otherwise acquire Shares.

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken at a meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute a presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such greater number as may be required by this Declaration of Trust or otherwise).

PAYMENT OF EXPENSE BY TRUST

         SECTION 5. The Trustees are authorized to pay, or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

OWNERSHIP OF ASSETS OF THE TRUST

         SECTION 6. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

ADVISORY, MANAGEMENT AND DISTRIBUTION

         SECTION 7. Subject to a favorable Majority Shareholder Vote, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other organization (the "Adviser"), every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be

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purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Adviser or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

         The fact that:

                           (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

                           (ii) any corporation, trust, association or other
                  organization with which an advisory or management contract or principal underwriter's or distributor's contract or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                    ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

         SECTION 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1 or Section 2, (ii) with respect to

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any Adviser as provided in Article IV, Section 7, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4,(iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the By-Laws. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws or required by law, be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders as to such class or series.

VOTING POWER AND MEETINGS

         SECTION 2. There shall be an annual meeting of the Shareholders on the date fixed in the By-Laws at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed in the By-Laws, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date. Special meetings of Shareholders of any or all classes or series may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such class or series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding of all classes and series entitled to vote at such meeting

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requesting a meeting to be called for a purpose requiring action by the
Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding of all classes and series entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

QUORUM AND REQUIRED VOTE

         SECTION 3. Thirty percent (30%) of the Shares entitled to vote on a particular matter shall be a quorum for the transaction of business at a Shareholders' meeting, except that where the By-Laws require that holders of any class or series shall vote as an individual class or series, then thirty percent (30%) of the aggregate number of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a different vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where the By-Laws require that the holders of any class or series shall vote as an individual class or series a majority of the Shares of that class or series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that class or series is concerned.

CONVERSION

         SECTION 4. Notwithstanding any other provision of this Declaration of Trust, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on August 1, 1999, together with any necessary amendments to the Declaration of Trust to permit such a conversion, shall require the affirmative vote or consent of the holders of at least 66 2/3% of the Shares of each class entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by any agreement between the Trust and any national securities exchange.

ACTION BY WRITTEN CONSENT

         SECTION 5. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of

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Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ADDITIONAL PROVISIONS

         SECTION 6. The By-Laws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders' voting powers, the conduct of meetings and related matters.

                                   ARTICLE VI

               DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE

DISTRIBUTIONS

         SECTION 1. The Trustees may, but need not, each year distribute to the Shareholders of any or all classes or series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 2 of this Article VI, or at such other value as may be specified by the By-Laws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

DETERMINATION OF NET ASSET VALUE

         SECTION 2. At such times as the Trust shall have outstanding only one class or series of Shares, the term "net asset value" of the Shares shall mean:
(i) the value of all the assets of the Trust; (ii) less the total liabilities of the Trust; (iii) divided by the number of Shares outstanding, in each case at the time of each determination. Any fractions involved in the

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computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent. At such times as the Trust shall have outstanding more than one class or series of Shares, the term "net asset value" of the Shares shall have such meaning, with respect to the Shares of any particular class or series of Shares, as shall from time to time be specified in the By-Laws.

         The Trustees, or any officer or officers or agent of the Trust designated for the purpose by the Trustees, shall determine the net asset value of the Shares, and the Trustees shall fix the times as of which the net asset value of the Shares shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales and other transactions in the Shares, except as such times and periods for any such transaction may be fixed by other provisions of this Declaration of Trust or by the By-Laws.

         In valuing the portfolio investments for determination of net asset value per share, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees, or any officer or officers or agent of the Trust designated for the purpose by the Trustees, most nearly represent the market value of such securities, which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities; other securities and assets shall be valued at fair value as determined by or pursuant to the direction of the Trustees. Notwithstanding the foregoing, short-term debt obligations, commercial paper and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. In determination of net asset value, dividends receivable and accounts receivable for investments sold and for Shares sold shall be stated at the amounts to be received therefor; and income receivable accrued daily on bonds and notes owned shall be stated at the amount to be received. Any other assets shall be stated at fair value as determined by the Trustees or such officer, officers or agent pursuant to the Trustees' authority, except that no value shall be assigned to goodwill, furniture, lists, reports, statistics or other noncurrent assets other than real estate. Liabilities for accounts payable for investments purchased shall be stated at the amounts payable therefor. In determining net asset value of the Trust, the person or persons making such determination on behalf of the Trust may include in liabilities such reserves, estimated accrued expenses and contingencies as such person or persons may in its, his, her or their best judgment deem fair and reasonable under the circumstances. Any income, dividends and gains distributions payable by the Trust shall be deducted as of such time or times on the record date therefor as the Trustees shall determine.

         The manner of determining the net assets of the Trust or of determining the net asset value of the Shares may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation.

         Determinations under this Section 2 made in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.

                                   ARTICLE VII

                           COMPENSATION AND LIMITATION
                            OF LIABILITY OF TRUSTEES

COMPENSATION

         SECTION 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

         SECTION 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

         Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII

                                 INDEMNIFICATION

TRUSTEES, OFFICERS ETC.

         SECTION 1. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a

Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, PROVIDED, THAT (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfil his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

COMPROMISE PAYMENT

         SECTION 2. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

INDEMNIFICATION NOT EXCLUSIVE

         SECTION 3. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

SHAREHOLDERS

         SECTION 4. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

                                   ARTICLE IX

                                  MISCELLANEOUS

TRUSTEES, SHAREHOLDERS ETC. NOT PERSONALLY LIABLE; NOTICE

         SECTION 1. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

         Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or officers or officer or Shareholders or Shareholder individually.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

         SECTION 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

         SECTION 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

DURATION AND TERMINATION OF TRUST

         SECTION 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Trust may be terminated at any time by vote of Shareholders holding at least 66 2/3% of the Shares entitled to vote or by the Trustees by written notice to the Shareholders.

         Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes or series of Shares.

FILING OF COPIES, REFERENCES, HEADINGS

         SECTION 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Clerk of the City of Boston, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

APPLICABLE LAW

         SECTION 6. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

         SECTION 7. (a) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, and except as provided in paragraph (b) of this Section 7, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (1) when authorized so to do by a vote of Shareholders holding a majority of the Shares entitled to vote or (2) without Shareholder approval as may be necessary or desirable in order to authorize one or more classes or series of Shares as in Section 1 of Article III. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

         (b) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, no amendment may be made under this Section 7 which shall amend, alter, change or repeal any of the provisions of Article IV, Section 1, Article V, Section 4 or this paragraph (b) unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of at least
66 2/3% of the Shares entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any agreement between the Trust and any national securities exchange.

         IN WITNESS HEREOF, all of the Trustees as aforesaid do hereto set their hands this 10th day of August, 1999.


                                            /s/ John V. Carberry
                                            ------------------------------------
                                            John V. Carberry

COMMONWEALTH OF MASSACHUSETTS )
                              )
COUNTY OF SUFFOLK             ) ss.

         Then personally appeared before me John V. Carberry, who acknowledged the foregoing instrument to be his free act and deed.


                                            /s/ Mary P. Mahoney
                                            ------------------------------------
                                            Notary Public
                                            My commission expires on
                                            February 22, 2002
August 10, 1999

                                            Trustee and Address
                                            ------------------------------------
                                            John V. Carberry
                                            c/o Ropes & Gray
                                            One International Place
                                            Boston, Massachusetts  02110

                                            Trust Address
                                            ------------------------------------
                                            Premier Municipal Income Fund
                                            c/o Ropes & Gray
                                            One International Place
                                            Boston, Massachusetts  02110